                                                                Exhibit 99.B (j)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated July 22, 2003, relating to the financial statements and financial highlights which appears in the May 31, 2003 Annual Report to Shareholders of SEI Institutional Investments Trust, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
September 26, 2002